                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                    PROSPECTUS SUPPLEMENT DATED JULY 16, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ---------------------------------------- ------------------------------------------
                                                        Principal Amount of   Principal Amount of  Principal Amount of
                                   Principal Amount of      Senior Notes      Senior Subordinated  Senior Subordinated
Name of Selling Security Holder     Senior Notes Owned        Offered             Notes Owned        Notes Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Automotive Industries Pension                       --                   --    $         250,000    $         250,000
   Fund/NYLIM - MCM...............
Bank of New York Capital Markets..                  --                   --              220,000              220,000
Credit Suisse First Boston LLC....   $         520,000    $         520,000                   --                   --